Exhibit 99.2

Ampio Appoints Moss Adams LLP as the Company’s new Independent Auditor

ENGLEWOOD, Colo., July 11, 2019, /PRNewswire/ -- Ampio Pharmaceuticals, Inc. (NYSE American: AMPE), a development stage biopharmaceutical company focused on the discovery and development of a  novel therapy aimed at treating common inflammatory conditions for which there are limited treatment options, today announced that its Audit Committee and Board of Directors appointed Moss Adams LLP as the Company’s new independent auditor.

Moss Adams has served for over 100 years  as a fully integrated professional services firm with over 3,200 professionals across more than 25 locations in the western United States. Their Life Sciences Practice provides a variety of audit, tax and consulting services to over 550 clients of all sizes, with nearly 100 clients in the pharmaceuticals sector.

Michael Macaluso, Ampio CEO, noted “As Ampio moves forward with our pivotal trial of Ampion in adults with pain due to severe osteoarthritis of the knee, in which we are already dosing patients, we sought an accounting firm highly experienced in working with clients with products at a similar stage of development.  Moss Adams perfectly fits this requirement and is well known for their top quality, independent audit services for companies of our size and development stage in the life sciences market. We look forward to working with the Moss Adams’s experienced professional services team.”

Moss Adams will replace Plante Moran, PLLC who, through their predecessor EKS&H LLLP, had served as the Company’s independent auditor since 2010. The decision to change auditors was not caused by any disagreement between the Company and Plante Moran on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

About Osteoarthritis

Osteoarthritis (OA) is an incurable and progressive disorder of the joints involving degradation of the intra-articular cartilage, joint lining, ligaments, and bone. Certain risk factors in conjunction with natural wear and tear lead to the breakdown of cartilage. OA is caused by inflammation of the soft tissue and bony structures of the joint, which worsens over time and leads to progressive thinning of articular cartilage. Other symptoms include narrowing of the joint space, synovial membrane thickening, osteophyte formation and increased density of subchondral bone.

About Moss Adams LLP

Moss Adams is a fully integrated professional services firm dedicated to assisting clients with growing, managing, and protecting prosperity.  With over 3,200 professionals and staff across more than 25 locations in the West and beyond, Moss Adams works with many of the world’s most innovative companies and leaders. Their strength in the middle market enables them to advise clients at all intervals of development—from start-up, to rapid growth and expansion, to transition.

About Ampio Pharmaceuticals

Ampio Pharmaceuticals, Inc. is a development stage biopharmaceutical company primarily focused on the development of Ampion, our product candidate, to treat prevalent inflammatory conditions for which there are limited treatment options.

Forward-Looking Statements

Ampio's statements in this press release that are not historical fact, and that relate to future plans or events, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the use of words such as "believe," "expect," "plan," "anticipate," and similar expressions. These forward-looking statements include statements regarding Ampio's expectations with respect to Ampion™ and its classification, as well as those associated with regulatory approvals and other FDA decisions,  the Biological License Application (BLA) , the ability of Ampio to enter into partnering arrangements, clinical trials and decisions and changes in business conditions and similar events, all of which are inherently subject to various risks and uncertainties.  The risks and uncertainties involved include those detailed from time to time in Ampio's filings with the Securities and Exchange Commission, including without limitation, under Ampio's Annual Report on Form 10-K and other documents filed with the Securities and Exchange Commission. Ampio undertakes no obligation to revise or update these forward-looking statements, whether as a result of new information, future events or otherwise.

Company Contact

Phone: (720) 437-6500
info@ampiopharma.com